EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Airport Energy Limited	England
Airport Service Limited	England
Agrovia do Nordeste S.A.	Brazil
Aldwych Temple Venture Capital Limited	British Virgin Islands
ALL – América Latina Logística Argentina S.A.	Argentina
ALL – América Latina Logística Armazéns Gerais Ltda.	Brazil
ALL – América Latina Logística Central S.A.	Argentina
Barrapar Participações Ltda.	Brazil
Biometano Verde Paulínia S.A	Brazil
Brado Logística e Participações S.A.	Brazil
Brado Logística S.A.	Brazil
Castanheira Propriedades Agrícolas S.A.	Brazil
Comma Oil & Chemicals Marketing B.V.	Netherlands
Comma Oil & Chemicals Marketing LLC	Russia
Commit Gás S.A.	Brazil
Companhia de Gás de São Paulo – COMGÁS	Brazil
Companhia de Gás do Estado do Rio Grande do Sul – Sulgás	Brazil
Compass Dois Ltda	Brazil
Compass Três Ltda.	Brazil
Compass Um Participações S.A.	Brazil
Cosan Cinco S.A.	Brazil
Companhia Paranaense de Gás – Compagás S.A.	Brazil
Cosan Corretora de Seguros Ltda.	Brazil
Cosan Dez Participações S.A.	Brazil
Cosan Global Limited	Cayman Islands
Cosan Limited Partners Brasil Consultoria Ltda.	Brazil
Cosan Lubes Investments Limited	England
Cosan Lubrificantes e Especialidades S.A.	Brazil
Cosan Lubrificantes España S.L.U.	Spain
Cosan Lubricantes S.R.L.	Argentina
Cosan Luxembourg S.A.	Luxembourg
Cosan Oito Participações S.A.	Brazil
Cosan Nove Participações S.A.	Brazil
Cosan Overseas Limited	Cayman Islands
Cosan Paraguay S.A.	Paraguay
Cosan US, Inc.	United States
Duguetiapar Empreendimentos e Participações S.A.	Brazil
Dipi Holdings Ltda	Brazil
Edge Comercialização S.A.	Brazil
Edge Comercialização Rio Ltda.	Brazil
Edge – Empresa de Geração de Energia S.A.	Brazil
Edge II – Empresa de Geração de Energia S.A.	Brazil
Edge International SA	Switzerland
Edge Participações Ltda.	Brazil
Elevações Portuárias S.A.	Brazil
Elvin Lubrificantes Indústria e Comércio Ltda	Brazil
Gamiovapar Empreendimentos e Participações S.A.	Brazil
Ilha Terminal Distribuição de Produtos Derivados de Petróleo Ltda.	Brazil
Janus Brasil Participações S.A.	Brazil
Laranjeiras Imóveis Rurais Ltda.	Brazil
Logispot Armazéns Gerais S.A.	Brazil
Lubrigrupo II – Comércio e Distribuição de Lubrificantes	Portugal
Manacá Propriedades Agrícolas S.A.	Brazil

Name	Jurisdiction of Incorporation
Moove Lubricants Limited	England
Moove Lubricants Holding	Cayman Islands
Moove NA Distribution Holdings, Inc.	United States
Moove NA Distribution LLC.	United States
Moove NA Dynamo LLC.	United States
Moove NA Holdings Corp.	United States
Moove NA Transport, Inc.	United States
Nova Agrícola Ponte Alta S.A.	Brazil
Nova Amaralina S.A. Propriedades Agrícolas	Brazil
Nova Santa Bárbara Agrícola S.A.	Brazil
Paineira Propriedades Agrícolas S.A.	Brazil
Paranaguá S.A.	Argentina
Pasadena Empreendimentos e Participações S.A.	Brazil
Pax Lubrificantes Ltda.	Brazil
Plastech, LLC	United States
Portofer Transporte Ferroviário Ltda.	Brazil
Radar Gestão de Investimentos S.A.	Brazil
Radar II Propriedades Agrícolas S.A.	Brazil
Radar Propriedades Agrícolas S.A.	Brazil
Rhall Terminais Ltda.	Brazil
Rota 4 Participações S.A.	Brazil
Rumo Energia I Ltda	Brazil
Rumo Energia II Ltda	Brazil
Rumo Energia III Ltda	Brazil
Rumo Energia IV Ltda	Brazil
Rumo Energia V Ltda	Brazil
Rumo Energia VI Ltda	Brazil
Rumo Energia VII Ltda	Brazil
Rumo Energia VIII Ltda	Brazil
Rumo Energia IX Ltda	Brazil
Rumo Holding Malha Norte S.A.	Brazil
Rumo Intermodal S.A.	Brazil
Rumo Luxembourg S.à r.l.	Luxembourg
Rumo Malha Central S.A.	Brazil
Rumo Malha Norte S.A.	Brazil
Rumo Malha Oeste S.A.	Brazil
Rumo Malha Paulista S.A.	Brazil
Rumo Malha Sul S.A.	Brazil
Rumo S.A.	Brazil
Servicios de Inversión Logística Integrales S.A. (SISA)	Argentina
Stanbridge Group Limited	England
Techniques Et Technologies Appliques	France
Tellus Brasil Participações S.A.	Brazil
Terminal de Granéis do Guarujá S.A.	Brazil
Terminal Marítimo do Guarujá S.A.	Brazil
Terminal de Regaseificação de GNL de Pernambuco Ltda	Brazil
Terminal São Simão S.A.	Brazil
Terminal XXXIX de Santos S.A.	Brazil
Terminal Alvorada S.A.	Brazil
Terras da Ponte Alta S.A.	Brazil
The Lubricant Store, LLC	United States
Tirreno Indústria e Comércio de Produtos Químicos Ltda	Brazil
TRSP – Terminal de Regaseificação de São Paulo	Brazil
TUP Porto São Luís S.A.	Brazil
UTE Porto de Suape Ltda.	Brazil
Vertical UK LLP	England